AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1998
                                                    REGISTRATION NO. 333-______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               TECHNISOURCE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                FLORIDA                                    59-2786227
        (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION)

                     1901 WEST CYPRESS CREEK ROAD, SUITE 202
                          FT. LAUDERDALE, FLORIDA 33309
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                   TECHNISOURCE, INC. LONG-TERM INCENTIVE PLAN
                            AND EMPLOYEE STOCK OPTION
                              (FULL TITLE OF PLAN)

                                JOSEPH W. COLLARD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               TECHNISOURCE, INC.
                     1901 WEST CYPRESS CREEK ROAD, SUITE 202
                          FT. LAUDERDALE, FLORIDA 33309
          (NAME AND ADDRESS, INCLUDING ZIP CODE, OF AGENT FOR SERVICE)

                                 (954) 493-8601
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:
                              STEVEN SONBERG, ESQ.
                              HOLLAND & KNIGHT LLP
                         701 BRICKELL AVENUE, SUITE 3000
                              MIAMI, FLORIDA 33131
                                 (305) 374-8500

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                     PROPOSED            PROPOSED
                                                                     MAXIMUM              MAXIMUM            AMOUNT OF
                TITLE OF                        AMOUNT TO         OFFERING PRICE         AGGREGATE          REGISTRATION
       SECURITIES TO BE REGISTERED          BE REGISTERED (1)       PER SHARE         OFFERING PRICE            FEE
------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                            50,909      $  5.50              $   280,000          $  826(2)
------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                            18,182      $  8.25              $   150,002          $  426(2)
------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                           303,158      $   .13              $    39,411          $  117(2)
------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                         1,520,909      $8.7813(3)           $13,355,558          $3,713(3)
------------------------------------------------------------------------------------------------------------------------
                                                                 TOTAL................................        $5,082
========================================================================================================================

(1) THIS REGISTRATION STATEMENT ALSO COVERS ANY ADDITIONAL SHARES THAT MAY HEREAFTER BECOME PURCHASABLE AS A RESULT OF THE ADJUSTMENT PROVISIONS IN THE PLAN OR THE AGREEMENT PURSUANT TO WHICH SUCH SHARES ARE ISSUED.

(2) DETERMINED IN ACCORDANCE WITH RULE 457(H), THE REGISTRATION FEE IS BASED ON THE EXERCISE PRICE PER SHARE FOR SHARES PRESENTLY SUBJECT TO OUTSTANDING OPTIONS.

(3) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON THE NASDAQ NATIONAL MARKET ON NOVEMBER 3, 1998.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 and is intended to be used to register shares to be issued and sold pursuant to the Technisource, Inc. Long-Term Incentive Plan (the "Plan") and pursuant to options awarded outside the Plan to an employee.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

                  (1) The Registrant's 424(b) Prospectus dated and filed with the Commission on June 25, 1998 (File No. 333-50803);

                  (2) The Registrant's Quarterly Report on Form 10-Q filed with the Commission for the period ending June 30, 1998; and

                  (3) The description of the Registrant's Common Stock contained under the caption "Description of Registrant's Securities to be Registered" in the 424(b) Prospectus and incorporated by reference into the Registration Statement of the Registrant on Form 8-A (File No. 000-24391) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") on June 4, 1998.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The Registrant undertakes to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Such request should be directed to the President, Technisource, Inc., 1901 West Cypress Creek Road, Suite 202, Ft. Lauderdale, Florida 33309, telephone number (954) 493-8601.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act, as amended (the "FBCA"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company's Bylaws provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the fullest extent permitted by law.

         The Company has acquired insurance with respect to, among other things, certain liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company will also be insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

         The indemnification provided by the FBCA and the Registrant's Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

   EXHIBIT
   NUMBER                             DESCRIPTION

   4.1*     Amended and Restated Articles of Incorporation of the Registrant

   4.2*     Amended and Restated Bylaws of the Registrant

   4.3*     Specimen Certificate of the Registrant's Common Stock

   5        Opinion of Holland & Knight LLP

   23.1     Consent of Holland & Knight LLP (included in Exhibit 5)

   23.2     Consent of KPMG Peat Marwick LLP

   24.1     Power of Attorney (included in the signature page hereto)

*Incorporated by reference to the Exhibits to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-50803) filed with the Commission on May 29, 1998.

ITEM 9.  UNDERTAKINGS.

         The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that a post-effective amendment will not be filed if not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

                  (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Articles of Incorporation or Bylaws of the Registrant or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale and the State of Florida on this 4th day of November, 1998.

                                      TECHNISOURCE, INC.



                                       By: /s/ Joseph W. Collard
                                           ------------------------------------
                                           Joseph W. Collard
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Joseph W. Collard and James F. Robertson and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                                        TITLE                         DATE

/s/ Joseph W. Collard              Chairman of the Board, President              November 4, 1998
------------------------------     and Chief Executive Officer
Joseph W. Collard                  (Principal Executive Officer)

/s/ James F. Robertson             Executive Vice President, Chief               November 4, 1998
------------------------------     Operating Officer and Director
James F. Robertson

/s/ John A. Morton                 Treasurer, Chief Financial Officer            November 4, 1998
------------------------------     and Director
John A. Morton                     (Principal Financial and
                                   Accounting Officer)

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

5                          Opinion of Holland & Knight LLP

23.2                       Consent of KPMG Peat Marwick LLP